Exhibit 4.4

FIRST AMENDMENT TO

AMENDED AND RESTATED SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (the “First Amendment”) is dated as of March 15, 2004 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a “Subsidiary Grantor” and collectively “Subsidiary Grantors”) and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 22 of the Security Agreement (each of the Company, each Subsidiary Grantor, and each Additional Grantor being a “Grantor” and collectively the “Grantors”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Collateral Agent”), as Collateral Agent for and representative of the lenders (“Lenders”) party to the Credit Agreement referred to below, the Interest Rate Exchangers, the Currency Exchangers, the Other Permitted Credit Exposure Holders (all as defined in the Security Agreement), U.S. Bank National Association, as trustee for the holders of each of the several series of Existing Owens-Brockway Senior Secured Notes, and the other New Senior Debt Representatives (as defined in the Security Agreement), and is made with reference to that Amended and Restated Security Agreement dated as of June 13, 2003 (the “Security Agreement”), by and among the parties hereto.  All terms used but not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Credit Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto executed the Security Agreement in connection with the First Amended and Restated Credit Agreement.

WHEREAS, concurrently herewith the First Amended and Restated Credit Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Secured Credit Agreement dated as of March 15, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”) among Owens-Brockway Glass Container Inc., a Delaware corporation, OI Plastic Products FTS Inc., a Delaware corporation, United Glass Limited, a limited liability company incorporated under the laws of England and Wales, Owens Illinois (Australia) Pty Limited, a limited liability company organized under the laws of Australia, ACI Operations Pty Limited, a limited liability company organized under the laws of Australia, Aziende Vetrarie Industriali Ricciardi - AVIR S.p.A., a joint stock company organized under the laws of Italy, O-I Canada Corp., a Nova Scotia corporation, from and after the BSN Acquisition Closing Date, BSN Glasspack, S.A., a French société anonyme, Owens-Illinois General, Inc., a Delaware corporation, the Administrative Agent, the Lenders, Joint Lead Arrangers, Joint Book Managers, Co-Syndication Agents, Co-Documentation Agents, Senior Managing Agents and other agents named therein.

WHEREAS, execution and delivery of this First Amendment is a condition to the effectiveness of the Second Amended and Restated Credit Agreement.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  AMENDMENTS

(a)           All of the references in the Security Agreement to the “Credit Agreement” are hereby deemed to be references to the Second Amended and Restated Credit Agreement.

(b)           Initially capitalized terms used in the Security Agreement without definition shall have the meanings set forth for such terms in the Second Amended and Restated Credit Agreement, including without limitation, “Commitments.”

ARTICLE II.  COUNTERPARTS

This First Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

ARTICLE III.  REFERENCE TO AND EFFECT ON THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS

On and after the date hereof, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to the “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this First Amendment.

ARTICLE IV.  GOVERNING LAW

THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

ARTICLE VI.  ACKNOWLEDGEMENT AND CONSENT

Each of the guarantors listed on Schedule A attached hereto (each, a “Guarantor”) hereby acknowledges and agrees that any of the Guaranties or Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Second Amended and Restated Credit Agreement.  Each Guarantor represents and warrants that all representations and warranties contained in the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the effective date of this

Amendment to the same extent as though made on and as of that date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

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IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

On behalf of each entity named on Schedule A annexed hereto, in the capacity set forth for such entity on such Schedule A

By:	/s/ James W. Baehren
	Name:	James W. Baehren
	Title:	Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:	/s/ Vicki Floyd
	Name:	Vicki Floyd
	Title:	Managing Director

Notice Address:

Deutsche Bank Trust Company Americas
31 West 52nd Street
New York, New York 10019
Attention: Mary Jo Jolly

With a copy to:

Deutsche Bank Trust Company Americas
222 South Riverside Plaza
MS CHI105-2900
Chicago, Illinois 60606
	Telephone:	(213) 620-8465
	Fax:	(213) 620-8484
Attention: Marla Heller

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